Exhibit 10.1
AMENDMENT NUMBER EIGHT
to the
Third Amended and Restated Master Repurchase Agreement
Dated as of August 31, 2020
between
BANK OF AMERICA, N.A.
and
NATIONSTAR PARTICIPATION SUB 1BM LLC
and acknowledged and agreed to by
NATIONSTAR MORTGAGE LLC

This AMENDMENT NUMBER EIGHT (this “Amendment”) is made as of this 13th day of March, 2025, by and among Bank of America, N.A. (“Buyer”), Nationstar Participation Sub 1BM LLC (“Seller”) and Nationstar Mortgage LLC (“Guarantor”) to that certain Third Amended and Restated Master Repurchase Agreement, dated as of August 31, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), between Seller and Buyer and acknowledged and agreed to by Guarantor, as guarantor and pledgor.
    WHEREAS, Buyer, Seller and Guarantor have previously entered into the Agreement pursuant to which Buyer may, from time to time, purchase certain participation interests from Seller and Seller agrees to sell certain participation interests to Buyer under a master repurchase facility; and
WHEREAS, Buyer, Seller and Guarantor hereby agree that the Agreement shall be amended as more fully provided herein.
    NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:
SECTION 1.Amendments. Effective as of the date hereof, the Agreement is hereby amended as follows:
(a)Glossary of Defined Terms. Exhibit A to the Agreement is hereby amended by:
(i)deleting the definitions of “Permitted Non-Qualified Mortgage Loan” and “Transactions Terms Letter” in their respective entireties and replacing them with the following:
Permitted Non-Qualified Mortgage Loan: A Jumbo High DTI Mortgage Loan, Closed-End Second Lien Mortgage Loan or an Interest Only Mortgage Loan.
Transactions Terms Letter: The document executed by Buyer, Seller and Guarantor, as amended, replaced, restated, supplemented or otherwise modified and in effect from time to time, referencing this Agreement and setting forth certain specific terms, and any additional terms, with respect to this Agreement.
(ii)adding the following definitions in their proper alphabetical order, respectively:

Agency Aggregation Mortgage Loan: Unless defined otherwise in the Transactions Terms Letter, an Agency Eligible Mortgage Loan that (i) Nationstar Parties are aggregating for purposes of consummating a securitization transaction and (ii) meets the transaction requirements set forth on Schedule 1 of the Transactions Terms Letter.
Agency High-Balance Mortgage Loan: An Agency Eligible Mortgage Loan for which the original loan amount exceeds the conforming loan limits published yearly by the Federal Housing Finance Agency, but does not exceed the loan limit for the high-cost area in which the related Mortgaged Property is located, as specified by the Federal Housing Finance Agency.
(b)Representations and Warranties Concerning Underlying Assets. Exhibit L to the Agreement, “Representations and Warranties Concerning Underlying Assets” is hereby amended by deleting subsection (o) thereof in its entirety and replacing it with the following:
(o)     Location and Type of Mortgaged Property. The Mortgaged Property consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or such other dwelling(s) conforming with the applicable Fannie Mae and Freddie Mac requirements regarding such dwellings or conforming to Guarantor’s underwriting guidelines acceptable to Buyer in its sole reasonable discretion; provided that no residence or dwelling is a condominium unit (unless the related Mortgage Loan (i) was originated in compliance with the Agency Guides or (ii) is a Closed-End Second Lien Mortgage Loan), a mobile home, a manufactured home (other than a manufactured home that meets the criteria set forth in the definition of Manufactured Home Loan) or a cooperative apartment. No Mortgage Loan is secured by a multi-family, mixed-use or commercial property, nor is any portion of the Mortgaged Property used for commercial purposes.
SECTION 2.Fees and Expenses. Seller agrees to pay to Buyer all fees and out of pocket expenses incurred by Buyer in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel Buyer incurred in connection with this Amendment, in accordance with Section 12.2 of the Agreement.
SECTION 3.Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Agreement.
SECTION 4.Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.
SECTION 5.Representations. In order to induce Buyer to execute and deliver this Amendment, Seller and Guarantor hereby represent to Buyer that as of the date hereof, (i) Seller and Guarantor are in full compliance with all of the terms and conditions of the Principal Agreements and remain bound by the terms thereof, and (ii) no Potential Default or Event of Default has occurred and is continuing under the Principal Agreements.

SECTION 6.Governing Law. This Amendment shall be construed and enforced in accordance with the laws of the State of New York without regard to any conflicts of law provisions (except for Sections 5-1401 and 5-1402 of the New York General Obligations Law, which shall govern) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by federal law.
SECTION 7.Counterparts. This Amendment and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Amendment (each a “Communication”) may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Amendment may be executed simultaneously in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same agreement. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by Buyer of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Electronic Signatures and facsimile signatures shall be deemed valid and binding to the same extent as the original. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
SECTION 8.Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
IN WITNESS WHEREOF, Buyer, Seller and Guarantor have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first written above.

BANK OF AMERICA, N.A., as Buyer By: /s/ Adam Robitshek Name: Adam Robitshek Title: Director	NATIONSTAR PARTICIPATION SUB 1BM LLC, as Seller By: /s/ Lola Akibola Name: Lola Akibola Title: SVP, Treasurer
NATIONSTAR MORTGAGE LLC, as Guarantor By: /s/ Lola Akibola Name: Lola Akibola Title: SVP, Treasurer